Exhibit 10.1

Execution Version

AMENDED AND RESTATED CONSENT AND WAIVER

This Amended and Restated Consent and Waiver (this “Waiver”) is granted as of January 16, 2026, by and between New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), and the investor signatory hereto (the “Investor”), in accordance with that certain Securities Purchase Agreement, by and between the Company and the Investor, dated December 6, 2024 (the “Original Securities Purchase Agreement”). On January 16, 2026 (the “Original Effective Date”), the Company and the Investor entered into that certain Consent and Waiver (the “Original Waiver”), which is being amended and restated as this Waiver. This Waiver is made with reference to the following facts:

A. On December 6, 2024, the Company and the Investor entered into the Original Securities Purchase Agreement, pursuant to which, among other things the Company issued to the Investor certain warrants to purchase Common Stock (as defined in the Original Securities Purchase Agreement) (collectively, the “Existing Warrants”, as exercised, the “Existing Warrant Shares”). Capitalized terms not defined herein shall have the meaning as set forth in the Original Securities Purchase Agreement.

B. Prior to the date hereof, the Company entered into that certain Membership Interest Purchase Agreement, dated as of the date hereof (the “MIPA”, and together with related transaction agreements as contemplated by the MIPA, the “AI Transaction Documents”), by and among the Company and SharonAI, Inc., a Delaware corporation (the “Seller”), pursuant to which the Company acquired Seller’s 50% interest in Texas Critical Data Centers, LLC (“TCDC,” and such transaction, the “AI Transaction”).

C. As consideration for the interests in TCDC, the Company (1) made certain cash payments to Seller, (2) issued $10,000,000 in common stock or other units of the Company (the “Private Placement Securities”) to Seller in a private placement concurrent with and on the same terms as the Company’s next equity financing round (“Next Equity Financing”), and (3) in a private placement, issued a $50,000,000 senior secured convertible promissory note maturing June 30, 2026 (the “Convertible Note”), which granted Seller the right to convert 20% of the amount owed into Common Stock of the Company. The Company granted Seller the right to have the resale of shares of Common Stock issuable upon issuance, exercise or conversion of the Private Placement Securities and the Convertible Note registered on a registration statement.

D. Pursuant to the terms of the Existing Warrants, upon issuance of the Convertible Note, without regard to the terms and conditions of this Waiver, the Exercise Price (defined in the Existing Warrants) of the Existing Warrants would have automatically adjusted to the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Waiver will become effective upon execution and delivery of this Waiver by the parties hereto (the “Effective Time”), and the Investor hereby agrees as follows:

1.	Limited Waiver of Certain Anti-Dilution Provisions. In accordance with Section 10 of the Existing Warrants, effective as of the Original Effective Date, solely with respect to any issuances of Common Stock pursuant to (or upon conversion or exercise of securities under) the AI Transaction and the Convertible Note (in each case, in accordance with the terms thereof as in effect as of the date hereof, the “Limited Waiver Transactions”) and not with respect to any other Dilutive Issuance (including, but without limitation, the Next Equity Financing), the Investor hereby partially waives the automatic adjustment of the Exercise Price (as defined in the Existing Warrants) of the Existing Warrants pursuant to Section 1(c)(2) thereof, such that the Exercise Price shall only adjust down to $2.00 per share as a result of the Limited Waiver Transactions (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events). For the avoidance of doubt, the limited waiver in Section 1 above shall not waive any other adjustment to the aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise set forth in the Existing Warrants) as a result of any reduction of the Exercise Price in accordance herewith or any other Dilutive Issuance (including, but without limitation, the Next Equity Financing).

2.	Additional Waivers.

a.	Effective as of the Original Effective Date, the Investor hereby consents to the AI Transaction and, solely to the extent reasonably necessary to permit, without restriction or limitation, the transactions contemplated by the AI Transaction and related AI Transaction Documents, the Investor hereby waives (a) any term or condition of the Original Securities Purchase Agreement, the Transaction Documents and the Existing Warrants, solely with respect to the AI Transaction and not with respect to any other transaction or offering, that would otherwise, restrict, prohibit or limit any term or condition of the AI Transaction and (b) any participation rights with respect to the securities issued to Seller in the AI Transaction and pursuant to the AI Transaction Documents.

b.	Effective as of such time as the remaining unexercised and outstanding Existing Warrants shall have an aggregate exercise price, assuming the exercise in full of such Existing Warrants (without regard to any limitations on exercise set forth therein) of less than $4 million, the Investor hereby waives Sections 4(m) of the Original Securities Purchase Agreement (which, for the avoidance of doubt, shall not amend, modify or waive any terms that are defined in such sections and used in any other Transaction Documents); provided, however, that if the Company sells securities pursuant to a Variable Rate Transaction at a price per share less than the highest Exercise Price (as defined in the Existing Warrants) in effect during any given calendar week (each, an “Adjustment Event”), the Company shall provide the Investor notice on the last Business Day of such applicable calendar week at no earlier than the close of the principal market in which the Common Stock is then traded on such Business Day, but in no event later than 6:00 PM EST on such Business Day (each, a “Adjustment Notice”, and such time of delivery to the Investor, each an “Adjustment Notice Time”) specifying (i) the date and the price at which the Company’s shares of Common Stock were sold pursuant to each such Adjustment Event during such calendar week, (ii) each adjustment to the Exercise Price that occurred during such calendar week as a result of each applicable Adjustment Event, (iii) the aggregate number of shares of Common Stock issuable upon exercise of each of the Existing Warrants as of such applicable Adjustment Notice Time, (iv) if the Investor (or the Holder, as applicable) exercised the Existing Warrants, in whole or in part, during such calendar week, the amount, if any, of any overpayment of the aggregate exercise price which, at the option of the Investor (or the Holder, as applicable) shall be applied to future exercises of the Existing Warrants or returned to the Investor (or the Holder, as applicable) by no later than the second (2nd) Business Day after any written refund request with respect thereto (which may be an e-mail) and (v) such Adjustment Notice shall either include a representation by the Company that such Adjustment Notice does not constitute material non-public information or on or before 9:30 a.m., New York City time, on the first (1st) Trading Day after the Adjustment Notice Time, the Company shall make a filing with the Securities and Exchange Commission (whether a current report, quarterly report, annual report or otherwise) (the “SEC”) disclosing such material non-public information (each, an “Adjustment Cleansing Filing”). From and after the filing of the Adjustment Cleansing Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement then in effect, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Investor or any of its affiliates on the other hand, has terminated as of the date of such Adjustment Cleansing Filing, if any, and shall be of no further force or effect. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

c.	Effective as of the Effective Time, (i) the Investor hereby waives Sections 4(j), 4(q) and 4(s) of the Original Securities Purchase Agreement (which, for the avoidance of doubt, shall not amend, modify or waive any terms that are defined in such sections and used in any other Transaction Documents), (ii) notwithstanding anything in the Existing Warrants or the Original Securities Purchase Agreement to the contrary, the Company shall be permitted to issue equity-linked securities (including Convertible Securities) as consideration for acquisitions (“Permitted Acquisition Consideration”); provided, that such Permitted Acquisition Consideration shall not waive any adjustment to the Exercise Price of the Existing Warrants or any other adjustment to the aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise set forth in the Existing Warrants) as a result of any reduction of the Exercise Price in accordance therewith; (iii) notwithstanding anything in the Original Securities Purchase Agreement to the contrary, the Company shall be permitted to grant registration rights in connection with securities issuable pursuant to any acquisitions, (iv) notwithstanding anything in the Existing Warrants or the Original Securities Purchase Agreement to the contrary, the Company shall be permitted to sell shares of Common Stock in an “at the market” equity offering with gross proceeds of up to $100 million (the “Permitted ATM”); provided, that the Permitted ATM shall not waive any adjustment to the Exercise Price of the Existing Warrants or any other adjustment to the aggregate number of shares of Common Stock issuable upon exercise of the Existing Warrants (without regard to any limitations on exercise set forth in the Existing Warrants) as a result of any reduction of the Exercise Price in accordance therewith, provided, further, that if the Company sells shares of Common Stock pursuant to a Permitted ATM at a price per share less than the highest Exercise Price (as defined in the Existing Warrants) in effect during any given calendar week, it shall provide Adjustment Notices pursuant to the same procedures outlined in Section 2(b) above and (v) notwithstanding anything in the Original Securities Purchase Agreement to the contrary, the Company shall be able to issue securities pursuant to any shareholder rights plan, or any other “poison pill” or other antitakeover measure

3.	Cashless Waivers. Effective on the day that is April 15, 2026, upon any exercise of an Existing Warrant by the holder of such Existing Warrant as of such time of determination (the “Holder”) pursuant to any given Exercise Notice (as defined in the Existing Warrants), subject to Section 1(g) of the Existing Warrants and solely to the extent at such time of exercise of such Existing Warrant a registration statement of the Company is not effective (or the prospectus contained therein is not available for use by the Investor) for the resale or issuance of all of the shares of Common Stock to be issued to such Holder pursuant to such Exercise Notice, such Holder may deliver to the Company a notice in the form attached hereto as Exhibit B (each, a “Cashless Waiver Notice”), pursuant to which (x) the Company shall, upon receipt of such Cashless Waiver Notice, be deemed to have waived, in full, the cash payment of the Aggregate Exercise Price with respect to such Exercise Notice and (y) the Holder shall be deemed to have waived the Holder’s right to exercise such aggregate portion of such Existing Warrant equal to the “Net Number” of shares of Common Stock (without regard to any limitations on exercise set forth therein) determined according to the following formula:

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A = the total number of shares with respect to which such Existing Warrant is then being exercised.

B = as elected by such Holder: (i) the VWAP of the shares of Common Stock on the Trading Day immediately preceding the date of the applicable Exercise Notice if such Exercise Notice is (1) both executed and delivered pursuant to Section 1(a) of the Existing Warrants on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 1(a) of the Existing Warrants on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of such Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Notice or (z) the Bid Price of the shares of Common Stock as of the time of such Holder’s execution of the applicable Exercise Notice if such Exercise Notice is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 1(a) of the Existing Warrants, or (iii) the Closing Sale Price of the Common Stock on the date of the applicable Exercise Notice if the date of such Exercise Notice is a Trading Day and such Exercise Notice is both executed and delivered pursuant to Section 1(a) of such Existing Warrant after the close of “regular trading hours” on such Trading Day.

C = the Exercise Price then in effect at the time of such exercise.

Notwithstanding the foregoing, such Holder may not be permitted to submit a Cashless Waiver Notice, and such Cashless Waiver Notice shall not be valid, if the sum of (x) the Net Number of an exercise and (y) the aggregate number of shares of Common Stock in such exercise, collectively, exceeds the aggregate shares of Common Stock then issuable upon exercise of such applicable Existing Warrant (without regard to any limitations on exercise set forth therein).

a.	Definitions:

i.	“Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Principal Market as reported by Bloomberg as of such time of determination, or, if the Principal Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and such Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14 of the Existing Warrants. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

ii.	“Bloomberg” means Bloomberg, L.P.

iii.	“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and such Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 14 of the Existing Warrants. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

4.	Irrevocable Transfer Agent Instructions. Within five (5) Trading Days of the Effective Time, the Company shall issue irrevocable instructions to its transfer agent in a form acceptable to the Investor (with the one to one release from the reserve upon exercise provision removed) (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Investor or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon the exercise of the Warrants (as the case may be) and/or in connection with any Cashless Exercise Notice, as applicable. For the avoidance of doubt, notwithstanding anything to the contrary in the Existing Warrants, the Company shall only be required to reserve 100% of the Required Reserve Amount (as defined in the Existing Warrants) pursuant to the Irrevocable Transfer Agent Instructions.

5.	Forced Exercise of Existing Warrants.

a.	General. At any time after the Effective Time, subject to Section 1(g) of the Existing Warrants, (x)(A) if the daily VWAP of the Common Stock (as reported by Bloomberg (as defined below)) equals or exceeds 450% of the greatest Exercise Price of the Existing Warrants (which, for the avoidance of doubt, as of the Effective Time, shall be $9.00) on each Trading Day during the period that is the thirty (30) consecutive Trading Days prior to the date of determination (each, a “Forced Exercise Measuring Period”) (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Forced Exercise Minimum Price”) and (B) the aggregate daily dollar trading volume of the Common Stock (as reported by Bloomberg) on the Principal Market equals or exceeds $10 million for each day of the Forced Exercise Measuring Period and (y) no Equity Conditions Failure (as defined below) then exists (unless waived, in whole or in part, in writing by the Holder (and, if in part, only to the extent of the Existing Warrant Shares applicable to such partial waiver)) (collectively, the “Forced Exercise Conditions”), the Company shall have the right to require the Holder to exercise all, or any part, of the Existing Warrants into up to such aggregate number of fully paid, validly issued and non-assessable Existing Warrant Shares equal to the lesser of (i) the Forced Exercise Volume Limitation (as defined below) and (ii) such aggregate number of shares then issuable upon exercise of the Existing Warrants (such lesser number of Existing Warrant Shares, the “Maximum Forced Exercise Share Amount”) as designated in the applicable Forced Exercise Notice (as defined below) (each, a “Forced Exercise”).

i.	Mechanics. The Company may exercise its right to require the Forced Exercise under this Section 6 following any Forced Exercise Measuring Period by delivering a written notice thereof on or prior to the first Trading Day following such Forced Exercise Measuring Period, by facsimile or electronic mail to the Holder (each, a “Forced Exercise Notice”, and the date thereof, each, a “Forced Exercise Notice Date”). For purposes of the Existing Warrants, if a Forced Exercise occurs hereunder, the Holder shall be deemed to have delivered an Exercise Notice (as defined in the Existing Warrants) to the Company on the Forced Exercise Date for the aggregate number of Existing Warrant Shares specified to be issued to the Holder in the Forced Exercise Notice (subject to any adjustments thereto pursuant to the terms of the Existing Warrants that may occur prior to the Forced Exercise Date). Each Forced Exercise Notice shall be irrevocable. The Forced Exercise Notice shall (i) state the Trading Day selected for the Forced Exercise in accordance with this Section 6, which Trading Day shall be no less than five (5) Trading Days and no more than twenty (20) Trading Days following the Forced Exercise Notice Date (or such earlier date as the Holder may elect in writing to the Company, each, a “Forced Exercise Date”), (ii) state the aggregate number (not in excess of the Maximum Forced Exercise Share Amount) of Warrant Shares subject to Forced Exercise from the Holder (each, a “Forced Exercise Amount”), and (iii) contain a certification from an officer or director of the Company that the Forced Exercise Conditions shall have been satisfied as of the applicable Forced Exercise Notice Date. Notwithstanding the foregoing, the Company may effect only one (1) Forced Exercise during any ten (10) Trading Day period. Notwithstanding anything herein to the contrary, if an Equity Conditions Failure occurs at any time after the Forced Exercise Notice Date and on or prior to the Forced Exercise Date, (A) the Company shall provide the Holder a subsequent notice to that effect and (B) unless the Holder waives the applicable Equity Conditions Failure, as applicable, the Forced Exercise shall be cancelled, and the applicable Forced Exercise Notice shall be null and void. Notwithstanding the foregoing, any portion of the Existing Warrants subject to the Forced Exercise may be exercised by the Holder prior to the Forced Exercise Date and such aggregate number of Existing Warrant Shares exercised thereunder on or after the Forced Exercise Notice Date and prior to the Forced Exercise Date shall reduce, on a share by share basis, the aggregate number of Existing Warrant Shares subject to the Forced Exercise hereunder on such Forced Exercise Date. For purposes of this Waiver, the “aggregate daily dollar trading volume” of the Common Stock, as used herein, shall be calculated on Bloomberg using the “TCA” function set with “Exchange=Primary”.

ii.	Definitions.

1.	“Bloomberg” means Bloomberg, L.P.

2.	“Eligible Market” means the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

3.	“Equity Conditions” means, with respect to an given date of determination: (i) on such applicable date of determination one or more registration statements (each, the “Forced Exercise Registration Statement”) shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously issued pursuant to such prospectus deemed unavailable) for the resale by the Holder of all the shares of Common Stock issuable upon exercise of the Existing Warrants in connection with the event requiring determination (such applicable aggregate number of shares of Common Stock, each, a “Required Minimum Securities Amount”); (ii) on each day during the period beginning thirty (30) calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock (including the shares of Common Stock to be issued in the event requiring this determination) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by a writing by such Eligible Market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all Existing Warrant Shares issuable upon exercise of the Existing Warrants on a timely basis; (iv) the Required Minimum Securities Amount of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction (as defined in the Existing Warrants) shall have occurred which has not been abandoned, terminated or consummated; (vi) the Company shall have no knowledge of any fact that would reasonably be expected to cause the applicable Forced Exercise Registration Statement to not be effective or the prospectus contained therein to not be available for the resale by the Holder of the Required Minimum Securities Amount of shares of Common Stock in connection with the event requiring such determination; (vii) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measuring Period, the Company shall have been in compliance in material respects will each covenant and other term or condition of each Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document; (ix) there shall not have occurred any Volume Failure as of such applicable date of determination; (x) on the applicable date of determination the Company shall have available shares of Common Stock to permit the issuance of all Existing Warrant Shares to be issued in connection with the event requiring this determination may be issued in full; (xi) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 1(g) of the Existing Warrants, and (xii) no bona fide dispute shall exist, by and between any of the Holders, the Company, the Principal Market (or such applicable Eligible Market in which the Common Stock of the Company is then principally trading) and/or FINRA with respect to any term or provision of the Existing Warrants or any other Transaction Document (as defined in the Existing Warrants).

4.	“Equity Conditions Failure” means that on each day during the period commencing on the applicable Forced Exercise Notice Date through and including the applicable Forced Exercise Date, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

5.	“Forced Exercise Volume Limitation” means the difference of (i) the lesser of (x) 10% of the median dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the ten (10) consecutive Trading Day period immediately prior to the applicable Forced Exercise Notice Date and (y) the quotient of (x) $5 million divided by (y) the Exercise Price then in effect, less (ii) the aggregate number of Existing Warrant Shares previously issued to the Holder pursuant to any exercise of the Existing Warrants (including, without limitation, any Forced Exercise) during the thirty (30) consecutive Trading Day period immediately prior to the applicable Forced Exercise Notice Date.

6.	“Volume Failure” means, with respect to a particular date of determination (for avoidance of doubt, for each Trading Day of the Equity Conditions Measuring Period), the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any four (4) Trading Days during the ten (10) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $15,000,000.

6.	Registration of Existing Warrant Shares. The Company shall use its best efforts to register for resale all of the shares of Common Stock underlying the Existing Warrants that are not already so registered pursuant to either (a) a post-effective amendment to the Company’s Registration Statement on Form S-3 as filed with the SEC on January 23, 2026 or (b) a new Registration Statement on Form S-3 (or some combination of the filings in subclause (a) and (b)). The Company shall utilize its best efforts to file either such post-effective amendment of new Registration Statement on Form S-3 by February 4, 2026 and to cause such filing to be declared effective by the SEC as soon as commercially practicable thereafter.

7.	Standstill. During the ten (10) Trading Day period commencing on the first (1st) full Trading Day after the time of filing of the 8-K Filing (as defined below) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly:

i.	file a registration statement under the 1933 Act relating to securities that are not the Warrant Shares (other than a registration statement on Form S-8 or such supplements or amendments to registration statements that are outstanding and have been declared effective by the SEC as of the date hereof solely to the extent necessary to keep such registration statements effective and available and not with respect to any Subsequent Placement), or a Rule 424(b) prospectus relating to securities registered for resale to be filed with respect to the Company’s Registration Statement on Form S-3 (File No. 333-292892);

ii.	amend or modify (whether by an amendment, waiver, exchange of securities, or otherwise) any of the Company’s warrants to purchase Common Stock or other Common Stock Equivalents (as defined below) that are outstanding as of the date hereof; or

iii.	issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act)), any Common Stock Equivalents, any preferred stock or any purchase rights (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”.

Notwithstanding the foregoing, this Section 6 shall not apply in respect of the issuance of (A) shares of Common Stock (including restricted stock units or performance stock units) or standard options to purchase Common Stock to directors, officers, employees, consultants or advisors of the Company in their capacity as such pursuant to an Approved Stock Plan (as defined below) or pursuant to an inducement grant to a director, officer or employee of the Company duly approved by the board of directors, provided that the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (B) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) issued prior to the date hereof, provided that the conversion, exercise or other method of issuance (as the case may be) of any such Common Stock Equivalent is made solely pursuant to the conversion, exercise or other method of issuance (as the case may be) provisions of such Common Stock Equivalent that were in effect on the date immediately prior to the date of this Agreement, the conversion, exercise or issuance price of any such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) is not lowered, none of such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Common Stock Equivalents (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (A) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; and (C) the Existing Warrant Shares (each of the foregoing in clauses (A) through (C), collectively the “Excluded Securities”). “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

8.	Waiver with Respect to Purchase Rights and Distributions. For so long as the Company complies with the provisions of Section 8(a) and Section 8(b) hereof, the Investor shall waive any adjustments to the Exercise Price of the Existing Warrants pursuant to Section 1(c) thereof that would be required as a result of a Distribution (defined below) or the issuance of any Purchase Rights (defined below).

a.	Purchase Rights. If at any time the Company grants, issues or sells any options, Convertible Securities or rights to purchase stock, warrants, securities (including, for the avoidance of doubt, securities pursuant to any shareholder rights plan, rights agreement, rights offering, dividend of rights, or any other “poison pill” or other antitakeover measure) or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Investor will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Investor could have acquired if the Investor had held the number of shares of Common Stock acquirable upon complete exercise of the Existing Warrants (without regard to any limitations or restrictions on exercise of the Existing Warrants, including without limitation, the Maximum Percentage (as defined in the Existing Warrants)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Investor’s right to participate in any such Purchase Right would result in the Investor and the other Attribution Parties exceeding the Maximum Percentage, then the Investor shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Investor until such time or times, if ever, as its right thereto would not result in the Investor and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Investor shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

b.	Rights Upon Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities (including, for the avoidance of doubt, securities pursuant to any shareholder rights plan, rights agreement, rights offering, dividend of rights, or any other “poison pill” or other antitakeover measure), property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Existing Warrants, then, in each such case, the Investor shall be entitled to participate in such Distribution to the same extent that the Investor would have participated therein if the Investor had held the number of shares of Common Stock acquirable upon complete exercise of the Existing Warrants (without regard to any limitations or restrictions on exercise therein, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Investor’s right to participate in any such Distribution would result in the Investor and the other Attribution Parties exceeding the Maximum Percentage, then the Investor shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Investor until such time or times, if ever, as its right thereto would not result in the Investor and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Investor shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

c.	For purposes of both this Agreement and the Existing Warrants, “Attribution Parties” means, collectively, the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after directly or indirectly managed or advised by the Investor’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Investor or any of the foregoing, (iii) any person acting or who could be deemed to be acting as a Group together with the Investor or any of the foregoing and (iv) any other persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Investor’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Investor and all other Attribution Parties to the Maximum Percentage.

9.	Miscellaneous.

a)	Acknowledgments. The Company hereby confirms and agrees that (i) the Original Securities Purchase Agreement shall continue to be in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment, modification or waiver of any right, power or remedy of the Investor except to the extent expressly set forth herein.

b)	Disclosure. On or before 9:30 a.m., New York City time, on the first (1st) Trading Day after the time of execution of this Waiver, the Company shall file a Current Report on Form 8-K describing any material non-public information the Company may have provided to the Investor in relation to this Waiver or otherwise in the form required by the 1934 Act and attaching this Waiver as exhibits to such filing (the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Investor shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. In addition, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents on the one hand, and the Investor or any of its affiliates on the other hand, has terminated as of the date hereof and is of no further force or effect. Except as required herein and in accordance herewith, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Investor with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Investor. To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Investor without the Investor’s consent, other than in accordance herewith as required hereby, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

c)	No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

d)	Counterparts. This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

e)	Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

f)	Severability. If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

g)	Fees and Expenses. Except for a non-accountable amount of $110,000, which shall be paid by the Company to Kelley Drye & Warren LLP on behalf of the lead investor, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Waiver.

h)	IRS Form W-9. On or prior to the date hereof, the Investor shall have delivered to the Company a valid and properly completed Internal Revenue Service Form W-9 establishing an exemption from U.S. federal backup withholding tax.

i)	Amendments. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Investor.

j)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

k)	Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

l)	Transfers. An Investor shall not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise (each, a “Transfer”), any of the Existing Warrants or any interest therein unless, as a condition precedent to the effectiveness of such Transfer, the proposed transferee executes and delivers to the Company a joinder agreement, in form and substance satisfactory to the Company, pursuant to which such transferee agrees to be bound by, and become a party to, this Waiver as if such transferee were an original signatory hereto (a “Joinder Agreement”). The Investor agrees to cause any proposed transferee to execute and deliver such Joinder Agreement prior to the consummation of any Transfer. Any purported Transfer of Existing Warrants or any interest therein that is not made in strict compliance with this Section 7(k) shall be null and void ab initio and of no force or effect whatsoever. Neither the Company nor any transfer agent shall register or recognize any such purported Transfer on its books and records, and any such purported transferee shall have no rights as a holder of Existing Warrants. Upon execution and delivery of a Joinder Agreement, the transferee shall be deemed an “Investor” for all purposes under this Waiver and shall be bound by, and subject to, all of the terms, conditions, and obligations set forth herein to the same extent as if such transferee were an original party hereto.

m)	Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Carson City, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

NEW ERA ENERGY & DIGITAL, INC.

By:	/s/ E. Will Gray II
	Name:	E. Will Gray II
	Title:	Chief Executive Officer

[Signature Page to Consent and Waiver]

IN WITNESS WHEREOF, the undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

INVESTOR:

ATW AI INFRASTRUCTURE II LLC

By:	ATW Partners Opportunities Management, LLC, its manager

By:	/s/ Antonio Ruiz-Gimenez
	Name:	Antonio Ruiz-Gimenez
	Title:	Authorized Signatory

[Signature Page to Consent and Waiver]

Exhibit B

Cashless Waiver Notice

CASHLESS WAIVER NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EFFECT
THE WAIVER OF THE AGGREGATE EXERCISE PRICE OF A
WARRANT TO PURCHASE COMMON STOCK

New Era Energy & Digital, Inc.

The undersigned holder (the “Holder”) of the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of New Era Energy & Digital, Inc., a Nevada corporation (the “Company”) is delivering this notice in connection with (i) that certain Consent and Waiver, dated January __, 2026, by and between the Company and the investor party thereto (the “Waiver”) and (ii) that certain Exercise Notice attached hereto as Schedule I (the “Exercise Notice”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Company Waiver of Aggregate Exercise Price. In accordance with the Waiver and contingent on the concurrent Cashless Waiver (as defined below), the Company is hereby deemed to have irrevocably waived the payment of the Aggregate Exercise Price otherwise due to be paid in cash pursuant to the Warrant and the Exercise Notice with respect to _______________ Warrant Shares required to be delivered to the Holder in accordance with the Exercise Notice (the “Company Waiver”).

2. Holder Waiver of Certain Exercise Rights. The Holder hereby represents and warrants that (i) the Exercise Notice was executed by the Holder at __________ [a.m.][p.m.] on _________ and (ii) if applicable, the Bid Price as of such time of execution of the Exercise Notice was $________. In accordance with the Waiver and in connection with the Exercise Notice and contingent on the concurrent Company Waiver, the Holder hereby irrevocably waives its right to exercise ________ of the Warrant Shares (the “Cashless Waiver”).

Date:	_____________ __, _____

________________________
Name of Registered Holder

By:	________________________
Name:
Title:

Tax ID: _________________________
E-mail Address: __________________